As filed with the Securities and Exchange Commission on April 25, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NLIGHT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3674	91-2066376
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5408 Northeast 88th Street, Building E
Vancouver, Washington 98665
(360) 566-4460

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Scott H. Keeney
President and Chief Executive Officer
5408 Northeast 88th Street, Building E
Vancouver, Washington 98665
(360) 566-4460

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick J. Schultheis Jeana S. Kim Bryan D. King Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104 (206) 883-2500	Warren T. Lazarow Eric C. Sibbitt O’Melveny & Myers LLP 2765 Sand Hill Road Menlo Park, California 94025 (650) 473-2600

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-224055.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards providing pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock $0.0001 par value	690,000	$16.00	$11,040,000	$1,375

(1)          Represents only the additional number of shares being registered and includes 90,000 additional shares of common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-224055).

(2)          The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $93,150,000 on a registration statement on Form S-1 (File No. 333-224055), which was declared effective by the Securities and Exchange Commission on April 25, 2018. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $11,040,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

nLIGHT, Inc., a Delaware corporation (“nLIGHT”), is filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-224055) originally filed on March 30, 2018, as amended (the “Prior Registration Statement”), and which the Securities and Exchange Commission declared effective on April 25, 2018.

nLIGHT is filing this registration statement for the sole purpose of increasing by 690,000 shares the number of shares of its common stock, par value $0.0001 per share, to be registered for sale. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this registration statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and are filed herewith.

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney (see page II-6 of the Registration Statement on Form S-1 (File No. 333-224055) filed on March 30, 2018).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on April 25, 2018.

NLIGHT, INC.

By:	/s/ SCOTT KEENEY
Scott Keeney
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ SCOTT KEENEY	President, Chief Executive Officer and Director	April 25, 2018
Scott Keeney	(Principal Executive Officer)

/s/ RAN BAREKET	Chief Financial Officer	April 25, 2018
Ran Bareket	(Principal Accounting and Financial Officer)

*	Director	April 25, 2018
Bandel Carano

*	Director	April 25, 2018
Douglas Carlisle

*	Director	April 25, 2018
Bill Gossman

*	Director	April 25, 2018
Raymond Link

*	Director	April 25, 2018
Gary Locke

*	Director	April 25, 2018
Geoffrey Moore

*	Director	April 25, 2018
David Osborne

*By:	/s/ SCOTT KEENEY
Scott Keeney
Attorney-in-Fact

*By:	/s/ RAN BAREKET
Ran Bareket
Attorney-in-Fact

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